UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 29, 2008

NovaRay Medical, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52731	16-1778998
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

39655 Eureka Drive, Suite A, Newark, California	94560
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 619-9200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 3.02 Unregistered Sales of Equity Securities

Item  9.01 Financial Statements and Exhibits

SIGNATURES

EXHIBIT 10.1

EXHIBIT 10.2

EXHIBIT 10.3

Item 1.01 Entry into a Material Definitive Agreement.

On August 29, 2008, NovaRay Medical, Inc. (the “Company”) entered into an amendment of the Company’s Series J Warrant No. W-J-07-1 to purchase shares of the Company’s Series A Convertible Preferred Stock and issued as of December 27, 2007 (the “Series J Warrant”) to increase the maximum number of shares of Series A Convertible Preferred Stock of the Company exercisable by Vision Opportunity Master Fund, Ltd. from 2,309,468 to 3,745,320 and to decrease the initial exercise price from $4.33 to $2.67 per share of Series A Convertible Preferred Stock of the Company and to amend the term of the Series J Warrant such that with respect to 1,872,660 shares of Series A Convertible Preferred Stock of the Company, the Series J Warrant shall expire at 11:59 p.m., eastern time, on September 8, 2008 and with respect to the remaining 1,872,660 shares of Series A Convertible Preferred Stock of the Company, the Series J Warrant shall expire at 11:59 p.m., eastern time, on November 1, 2008.

On August 29, 2008, the Company also entered into an amendment of the Company’s Series J-A Warrant No. W-JA-07-1 to purchase shares of Common Stock of the Company and issued as of December 27, 2007 (the Series J-A Warrant”) (i) to increase the maximum number of shares of Common Stock of the Company exercisable by Vision Opportunity Master Fund, Ltd. from 769,822 to 1,248,440 and to decrease the initial exercise price for such shares from $6.91 to $4.25 per share of Common Stock of the Company; (ii) to allow for an additional exercise of up to 936,330 shares of the Common Stock of the Company at an initial exercise price of $5.00 and a term of five years until September 8, 2013 subject to both the exercise of the Series J Warrant as amended for 1,872,660 shares of Series A Convertible Preferred Stock of the Company and receipt by the Company of proceeds of at least $5,000,002.20 on or prior to September 8, 2008; and (iii) to allow for an additional exercise of up to 936,330 shares of the Common Stock of the Company at an initial exercise price of $5.00 and a term of five years until November 1, 2013 subject to both the exercise of the Series J Warrant as amended for the number of shares equal to the difference between the initial exercise of the Series J Warrant and 3,745,320 shares of the Company’s Series A Convertible Preferred Stock and receipt of proceeds of at least $10,000,004.40 (inclusive of all amounts received after August 29, 2008) on or prior to November 1, 2008.

On August 29, 2008, the Company also entered into a Letter Agreement with Vision Opportunity Master Fund, Ltd., pursuant to which Vision Opportunity Master Fund, Ltd. agreed, in consideration of the amendments to the Series J Warrant and the Series J-A Warrant, to exercise the Series J Warrant as amended, with respect to at least 1,872,660 shares of Series A Convertible Preferred Stock of the Company on or prior to September 8, 2008 such that the Company receives proceeds of at least $5,000,002.20.

Vision Opportunity Master Fund, Ltd. is a holder of Common Stock of the Company, a holder of Series A Preferred Stock of the Company and a holder of a Series A Warrant to Purchase Shares of Common Stock of the Company.

Item 3.02 Unregistered Sales of Equity Securities.

On September 5, 2008, Vision Opportunity Master Fund, Ltd. exercised the Series J Warrant as to 1,872,660 shares of Series A Convertible Preferred Stock of the Company at an exercise price of $2.67 per share. The Company received the aggregate exercise price of $5,000,002.20. Such issuance and sale of Series A Convertible Preferred Stock of the Company were made pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended, as Vision Opportunity Master Fund, Ltd. represented to the Company in the purchase agreement related to the issuance of the Series J Warrant and the Series J-A Warrant, that it was an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Amendment To Series J Warrant To Purchase Shares of Series A Convertible Preferred Stock Number W-J-07-1

10.2	Amendment To Series J-A Warrant To Purchase Shares of Common Stock Number W-JA-07-1

10.3	Letter Agreement, dated August 29, 2008, by and between NovaRay Medical, Inc. and Vision Opportunity Master Fund, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaRay Medical, Inc.

Dated: September 5, 2008	By:	/s/ Jack Price
	Name:	Jack Price
	Title:	President and Chief Executive Officer